Exhibit 99
                       Information Regarding Joint Filers

Designated Filer of Form 4:     Durus Capital Management, LLC

Date of Earliest Transaction Required to be Reported:     December 2, 2002

Issuer Name and Ticker Symbol:  Guilford Pharmaceuticals Inc. (GLFD)

Joint Filer Names and addresses:

Scott Sacane, 20 Marshall Street, ste 320, South Norwalk, CT 06854
Durus Capital Management, LLC, 20 Marshall Street, ste 320, South Norwalk, CT 06854


Signatures:


/s/ Scott Sacane
----------------
Scott Sacane


Durus Capital Management, LLC

By:     /s/ Scott Sacane
        ----------------
Name:   Scott Sacane
Title:  Managing Director